Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (No.333-190388) of The Laclede Group, Inc. of our report dated March 3, 2014 relating to the financial statements of Alabama Gas Corporation, which appears in Exhibit 99.1 of this Current Report on Form 8-K of The Laclede Group, Inc. dated June 3, 2014.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

June 3, 2014